UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 16, 2024, Alcoa Corporation (“Alcoa”) held a Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Special Meeting.

Item 1. The proposal to approve the issuance of shares of Alcoa common stock (including the shares underlying the Alcoa CHESS depositary interests) and the issuance of shares of non-voting convertible preferred stock of Alcoa (including the shares of Alcoa common stock issuable upon conversion of such shares of preferred stock) to Alumina Limited shareholders (or the sale nominee in the case of Alumina Limited shareholders who are ineligible foreign shareholders) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
126,229,395	376,528	601,745	0

Item 2. The proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal described in Item 1 above, was approved based upon the following votes; however this proposal was not necessary following the approval of the proposal described in Item 1 above and was therefore not implemented.

For	Against	Abstentions	Broker Non-Votes
117,321,655	9,229,092	656,921	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: July 17, 2024	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary